EXHIBIT 99.1

Winston Hotels, Inc.
2626 Glenwood Avenue • Suite 200
Raleigh, North Carolina 27608
www.winstonhotels.com
NYSE: WXH

FOR FURTHER INFORMATION:

AT WINSTON HOTELS:
Patti L. Bell	Contact: Jerry Daly or Carol McCune (Media)
Director of Investor Relations	(703) 435-6293
& Administration	(jerry@dalygray.com, carol@dalygray.com)
(919) 510-8003
pbell@winstonhotels.com

For Immediate Release

Winston Hotels Reports Fourth Quarter and Full-Year 2002 Results

     RALEIGH, N.C., February 12, 2003—Winston Hotels, Inc. (NYSE: WXH), a real estate investment trust (REIT) and owner of premium limited-service, upscale extended-stay and full-service hotels, today announced results for the fourth quarter and full-year ended December 31, 2002.

     Funds from operations (FFO) increased 27.4 percent to $4.8 million for the 2002 fourth quarter, compared to $3.7 million for the same period in 2001. On a per share basis, FFO increased 4.8 percent to $0.22 per share for the fourth quarter on 21.3 million weighted average shares of common stock outstanding, compared to $0.21 on 18.2 million weighted average shares outstanding for the same quarter a year ago.

     “Occupancy improved more than 2 percentage points for the fourth quarter, offset partially by a 3.2 percent decline in room rate from the same period in 2001,” said Bob Winston,

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chief executive officer. “We experienced a number of positive developments during 2002, which we believe have set the stage for positive long-term growth in the future. We:

•	Acquired leasehold interests—“Winston acquired the leasehold interests for 47 hotels from MeriStar Hotels & Resorts (now Interstate Hotels & Resorts) to better align our ownership with the financial interests of our operators.”

•	Formed acquisition venture—“We formed a joint venture with Charlesbank Capital Partners, LLC to acquire in excess of $100 million of hotel assets and have placed two previously acquired hotel assets in the venture.”

•	Continued mezzanine loan program—“We continued our mezzanine loan program to help finance selected development and renovation projects and issued, through a 50/50 joint venture with Hall Financial Group, a $3.5 million loan for conversion of a historic office building in Baltimore’s Inner Harbor to a Hampton Inn & Suites.”

•	Upgraded portfolio—“We sold four hotels for aggregate gross proceeds of $13.8 million, as we continued selectively pruning our portfolio of non-strategic assets.”

•	Strengthened balance sheet—“Winston completed a 3.2 million share common stock offering at $9 per share, generating net proceeds of approximately $26.9 million, which were used to pay down debt and to purchase our leasehold interests from Interstate.”

Operating Results

     Due to the acquisition in July 2002 of the company’s leasehold interests from Interstate Hotels and Resorts, the results of operations for the three and 12 months ended December 31, 2002, compared to the results of operations for the three and 12 months ended December 31, 2001, do not offer a meaningful comparison. This is due primarily to recording the operating results of the hotels

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on the company’s statements of operations beginning in the third quarter of 2002.

     In an effort to make a more meaningful comparison between periods, the company has provided below selected unaudited pro forma financial information for the three and 12 months ended December 31, 2002 and 2001, as if the acquisition of the leasehold interests from Interstate occurred on January 1, 2001. This information is shown for the 47 hotels that were open during the periods presented and does not include operating results for any hotels that have been sold.

SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2002	2001	2002	2001

Statistics
Average Daily Rate	$77.93	$80.53	$80.08	$83.30
Occupancy	59.4%	57.3%	64.6%	64.5%
Revenue Per Available Room	$46.32	$46.18	$51.76	$53.70

Operating Results (in thousands)
Revenue:
Rooms	25,597	25,380	114,137	116,102
Other hotel revenue	3,188	3,088	12,463	12,629
Percentage lease revenue	1,030	1,497	3,294	3,736
Interest, joint venture and other income	1,657	939	2,630	2,689
Total revenue	31,472	30,904	132,524	135,156
Hotel operating expenses:
Rooms	6,165	5,550	26,260	25,802
Other hotel operating expenses	2,171	2,048	8,729	8,650
Undistributed operating expenses:
Property operating costs	5,795	5,696	23,980	23,756
Real estate taxes and property and casualty insurance	1,410	1,116	6,344	6,429
Other operating costs	4,013	3,685	17,337	16,861
Percentage lease expense	1,082	826	4,162	2,248
Depreciation and amortization	4,994	5,159	19,985	20,619
General and administrative	749	1,690	4,842	5,419
Total expenses	26,379	25,770	111,639	109,784

Operating income	5,093	5,134	20,885	25,372

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Financial Highlights

•	Total debt to EBITDA multiple was 3.5 for the year

•	Annual interest coverage ratio multiple was 3.9 for the year

•	Closed the quarter with consolidated debt to total assets at cost of 29.7 percent

•	Generated an unleveraged return on investment of 9.5 percent on its hotel portfolio for the full year 2002. Based upon the company’s leverage and borrowing costs, the company realized a leveraged return on investment of 10.6 percent for 2002

•	FFO payout ratio was 51.3 percent in 2002

•	For the 47 hotels that were open during both periods, excluding hotels that have been sold, operating margins declined from 42.6 percent in the fourth quarter of 2001 to 39.5 percent in the fourth quarter of 2002, and from 43.9 percent to 42.2 percent for the 12 months ended December 31, 2001 and 2002, respectively

•	Based on information provided by Smith Travel Research, the 2002 RevPAR yield through December 31, 2002, for Winston’s portfolio was 108 percent

     “In addition to acquiring our leasehold interests from Interstate, we made significant strides in implementing our growth strategies,” said Joe Green, chief financial officer. “The most noteworthy achievement was the joint venture we formed with Charlesbank to acquire hotels. We already have placed two assets in the joint venture and currently are looking at a number of properties for possible acquisition.

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     “We also continued our mezzanine loan program, a second important avenue of growth for us,” he noted. “We issued one loan and have a pipeline of candidates. We are reviewing a number of quality projects and are being highly selective in the process.

     “We believe we have positive momentum in all our strategic initiatives as we move into 2003,” he said.

Dividend Performance

     During the fourth quarter, Winston Hotels declared a regular cash dividend of $0.15 per common share, which is equivalent to $0.60 per common share on an annualized basis. Also in the fourth quarter, the company declared a regular quarterly cash dividend to preferred shareholders of $0.578125 per share. “We do not anticipate any change in our current dividend policy in 2003,” Green added.

Guidance and Outlook

     “Providing meaningful guidance, considering the threat of war and other geopolitical developments, is difficult,” Green remarked. “As a result, we only are providing guidance for the first quarter and full-year 2003. Based on our operators’ forecasts, we currently are targeting RevPAR of negative 4 percent to negative 1 percent for the first quarter 2003 compared to the first uarter 2002, and for the full year 2003, we are targeting RevPAR of flat to positive 2 percent. We are targeting FFO per share of $0.17 to $0.20 for the first quarter 2003 and $1.03 to $1.14 for the full year 2003.”

     “2002 was a year of transition,” Winston said. “We continued to work hard to improve returns on our existing assets and to prepare to capitalize on the long-anticipated recovery. The current economic recovery scenario is a fragile one, and we will have to wait to see if it has staying

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power. In the meantime, we will continue to seek viable joint ventures with strong partners to acquire hotels selectively on an accretive basis, to provide mezzanine loans for new development, hotel renovations and to improve owner liquidity, and to enhance the operations of the properties currently in our portfolio. New room supply continues to decline, setting the stage for a rebound when the recovery does arrive and demand increases.”

     Winston Hotels’ fourth quarter investor conference call is scheduled for 10 a.m. ET today. The call also will be simulcast over the Internet via the company’s web site, www.winstonhotels.com. The replay will be available on the company’s web site for 30 days and via telephone for seven days by calling 800-475-6701, access code 673982.

     Raleigh, North Carolina-based Winston Hotels, Inc., is a real estate investment trust specializing in the development, acquisition, repositioning and active asset management of premium limited-service, upscale extended-stay and full-service hotels, with a portfolio increasingly weighted toward the leading brands in the lodging industry’s upscale segment. The Company currently owns or is invested in 52 hotels with 7,200 rooms in 17 states, which includes: 44 wholly-owned properties with 6,141 rooms; a 49 percent ownership interest in three joint venture hotels with 453 rooms; a 13.05 percent ownership interest in two joint venture hotels with 215 rooms; and a mezzanine financing interest in three hotels with 391 rooms. For more information about Winston Hotels, visit the Winston Hotels Web site, www.winstonhotels.com.

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     In addition to historical information, this press release contains forward-looking statements including, but not limited to statements referring to strategic initiatives, our mezzanine loan program, acquisition program, and dividend policy, and the estimated RevPAR and FFO per share for the 2003 first quarter and the year. The reader can identify these statements by use of words like “may,” “will,” “expect,” “target,” “project,” “anticipate,” “estimate,” “believes,” or “continue” or similar expressions. These statements represent the Company’s judgment and are subject to risks and uncertainties that could cause actual operating results to differ materially from those expressed or implied in the forward looking statements including, but not limited to, changes in general economic conditions, lower occupancy rates, lower average daily rates, acquisition risks, development risks including risk of construction delay, cost overruns, occupancy and other governmental permits, zoning, the increase of development costs in connection with projects that are not pursued to completion, the risk of non-payment of mezzanine loans, or the failure to make additional mezzanine debt investments and investments in distressed or other hotel opportunities. Other risks are discussed in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2001, Quarterly Reports on Form 10-Q and its other periodic reports.

WINSTON HOTELS, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands, except per share amounts)

ASSETS

	December 31, 2002	December 31, 2001

	(unaudited)

Land	$39,348	$41,114
Buildings and improvements	345,511	359,024
Furniture and equipment	44,332	44,376

Operating properties	429,191	444,514
Less accumulated depreciation	109,152	96,343

	320,039	348,171
Properties under development	1,800	1,916

Net investment in hotel properties	321,839	350,087
Corporate FF&E, net	735	1,033
Cash	1,510	887
Lease revenue receivable	—	4,786
Accounts receivable	1,958	—
Notes receivable	5,016	3,516
Investment in joint ventures	9,117	8,173
Deferred expenses, net	2,949	3,405
Prepaid expenses and other assets	6,993	5,017
Deferred tax asset	7,325	—

Total assets	$357,442	$376,904

LIABILITIES AND SHAREHOLDERS’ EQUITY

Long-term debt	$66,406	$67,684
Due to banks	72,300	102,900
Deferred percentage lease revenue	—	1,226
Accounts payable and accrued expenses	11,623	8,175
Accrued lease payable	56	—
Distributions payable	4,951	4,468
Minority interest in Partnership	7,591	8,246

Total liabilities	162,927	192,699

Shareholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized, 3,000,000 shares issued and outstanding (liquidation preference of $76,734)	30	30
Common stock, $.01 par value, 50,000,000 shares authorized, 20,148,334 and 16,924,533 shares issued and outstanding	201	169
Additional paid-in capital	256,720	230,109
Unearned compensation	(596)	(542)
Accumulated other comprehensive income (loss)	—	(1,844)
Distributions in excess of earnings	(61,840)	(43,717)

Total shareholders’ equity	194,515	184,205

Total liabilities and shareholders’ equity	$357,442	$376,904

WINSTON HOTELS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	December 31, 2002	December 31, 2001

Revenue:
Rooms	$25,597	$—
Food and beverage	2,052	—
Other operating departments	1,135	—
Percentage lease revenue	1,030	19,298
Interest, joint venture and other income	1,657	941

Total revenue	31,471	20,239
Hotel operating expenses:
Rooms	6,165	—
Food and beverage	1,436	—
Other operating departments	735	—
Undistributed operating expenses:
Property operating costs	5,793	—
Real estate taxes and property and casualty insurance	1,410	1,115
Franchise costs	1,824	—
Maintenance and repair	1,585	—
Management fees	604	—
Percentage lease expense	1,082	—
Depreciation	4,758	4,868
Amortization	219	272
General and administrative	749	1,690

Total operating expenses	26,360	7,945

Operating income	5,111	12,294
Interest expense	2,477	2,893

Income before allocation to minority interest and income taxes	2,634	9,401
Income allocation to minority interests	107	576
Income tax expense (benefit)	(249)	—

Income from continuing operations	2,776	8,825
Discontinued operations:
Income (loss) from discontinued operations, net	(71)	423
Gain on sale of discontinued operations	688	—

Net income	3,393	9,248
Preferred stock distribution	(1,734)	(1,734)

Net income applicable to common shareholders	$1,659	$7,514

Income per common share:
Basic and diluted:
Income from continuing operations	$0.05	$0.42

Income from discontinued operations	$0.03	$0.02

Net income per common share	$0.08	$0.44

Weighted average number of common shares	20,049	16,925
Weighted average number of common shares assuming dilution	21,348	18,223

WINSTON HOTELS, INC.
UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Year Ended	Year Ended
	December 31, 2002	December 31, 2001

Revenue:
Rooms	$55,416	$—
Food and beverage	3,898	—
Other operating departments	2,329	—
Percentage lease revenue	29,243	52,856
Interest, joint venture and other income	2,630	2,689

Total revenue	93,516	55,545
Hotel operating expenses:
Rooms	13,254	—
Food and beverage	2,873	—
Other operating departments	1,535	—
Undistributed operating expenses:
Property operating costs	12,189	—
Real estate taxes and property and casualty insurance	6,345	6,444
Franchise costs	3,945	—
Maintenance and repair	3,224	—
Management fees	1,247	—
Percentage lease expense	2,168	—
Depreciation	19,149	19,762
Lease acquisition	17,668	—
Amortization	836	955
General and administrative	4,842	5,419

Total operating expenses	89,275	32,580

Operating income	4,241	22,965
Interest expense	10,478	12,170

Income (loss) before loss on sale of property, allocation to minority interest and income taxes	(6,237)	10,795
Loss on sale of property	—	(682)
Income (loss) allocation to minority interest	(414)	272
Income tax expense (benefit)	(7,325)	—

Income from continuing operations	1,502	9,841
Discontinued operations:
Income from discontinued operations, net	164	644
Income (loss) on sale of discontinued operations	(764)	—

Net income	902	10,485
Preferred stock distribution	(6,938)	(6,938)

Net income (loss) applicable to common shareholders	$(6,036)	$3,547

Income (loss) per common share:
Basic and diluted:
Income (loss) from continuing operations	$(0.28)	$0.17

Income (loss) from discontinued operations	$(0.03)	$0.04

Net income (loss) per common share	$(0.31)	$0.21

Weighted average number of common shares	19,308	16,926
Weighted average number of common shares assuming dilution	19,308	18,239

WINSTON HOTELS, INC.
CALCULATION OF FFO AND EBITDA
(in thousands, except per share data)

	For the Quarter Ended		For the Year Ended
	December 31,		December 31,

	2002	2001	2002	2001

	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Funds from operations:
Net Income	$3,393	$9,248	$902	$10,485
Minority interest allocation	107	576	(414)	272
Preferred stock dividend	(1,734)	(1,734)	(6,938)	(6,938)
Depreciation	4,758	4,868	19,149	19,762
Depreciation from discontinued operations	89	257	636	1,030
Depreciation from joint ventures	207	135	801	563
Deferred revenue	(204)	(9,234)	(1,226)	727
Deferred revenue from joint ventures	(919)	(380)	—	—
(Gain) Loss on sale of property	(688)	—	764	682
Lease acquisition expense	—	—	17,668	—
Income tax expense (benefit)	(249)	—	(7,325)	—

Funds from operations	$4,760	$3,736	$24,017	$26,583

Weighted average common shares assuming dilution	21,348	18,223	20,607	18,239

FFO per share	$0.22	$0.21	$1.17	$1.46

Earnings before interest, taxes, depreciation and amortization (EBITDA):

FFO	$4,760	$3,736	$24,017	$26,583
Interest expense	2,477	2,893	10,478	12,170
Interest expense from joint ventures	129	141	637	680
Amortization expense	219	272	836	955
Amortization expense from discontinued operations	1	3	9	13
Dividend on preferred stock	1,734	1,734	6,938	6,938

EBITDA	$9,320	$8,779	$42,915	$47,339

Winston Hotels, Inc.
QTD and YTD RevPAR Summary
47 Hotels Reporting

	December QTD			December YTD

	2001	2002	% CH	2001	2002	% CH

Combined Brands
Comfort Inn/Suites & Quality Suites	$32.72	$31.18	-4.7%	$39.44	$38.19	-3.2%
Courtyard/Fairfield/Residence Inns	$45.32	$45.36	0.1%	$53.46	$51.03	-4.5%
Hampton Inns	$44.71	$44.60	-0.2%	$52.25	$49.98	-4.3%
Hilton Garden Inns	$59.06	$63.15	6.9%	$65.08	$66.14	1.6%
Homewood Suites	$55.96	$56.83	1.6%	$64.13	$62.48	-2.6%
Holiday Inn/Express/Selects	$49.74	$48.66	-2.2%	$60.06	$53.75	-10.5%
Region
South Atlantic	$41.61	$41.47	-0.3%	$49.02	$47.28	-3.5%
East North Central	$53.23	$60.82	14.3%	$59.83	$64.42	7.6%
Middle Atlantic	$73.91	$72.64	-1.7%	$84.53	$79.47	-6.0%
West South Central	$41.56	$41.20	-0.9%	$48.12	$44.44	-7.7%
Mountain	$37.32	$41.03	9.9%	$46.43	$42.26	-9.0%
New England	$62.90	$54.47	-13.4%	$67.94	$64.42	-5.2%
Segment
Mid-scale w/o F&B	$39.22	$38.29	-2.4%	$46.66	$44.25	-5.2%
Upscale	$53.46	$55.16	3.2%	$60.73	$59.74	-1.6%
Mid-scale w/ F&B	$52.71	$52.46	-0.5%	$62.30	$58.52	-6.1%
Service
Limited-service	$39.22	$38.29	-2.4%	$46.66	$44.25	-5.2%
Full-service	$53.86	$55.19	2.5%	$61.44	$60.07	-2.2%
Extended-stay	$52.17	$53.28	2.1%	$60.45	$58.26	-3.6%

Total	$46.18	$46.32	0.3%	$53.70	$51.76	-3.6%